Company/Investor Contact:
Charles Jones
CJones & Associates Public Relations
888-557-6480
cjones@cjonespr.com

HEMISPHERX BIOPHARMA TO HOST STOCKHOLDER OPEN HOUSE AT MANUFACTURING AND RESEARCH FACILITY IN NEW JERSEY

PHILADELPHIA – July 27, 2015- The Management and the Board of Directors of Hemispherx Biopharma (NYSE MKT: HEB) have announced that the company will host a Stockholder Open House at its Manufacturing and Development Center in New Brunswick, New Jersey on August 25, 2015 at 10:00 a.m.

“We are pleased to present this opportunity to our stockholders as it gives us the chance to show our progress over the past two years,” said Thomas K. Equels, Executive Vice Chairman, Chief Financial Officer, Secretary and General Counsel. “It is not uncommon for companies to talk about their accomplishments. But, as they say, ‘seeing is believing.’ Our progress toward completion of our upgraded manufacturing facility is a very significant milestone in our quest to transition from being solely a development stage company to a commercial company. I can say with pride that our hardworking team of doctors, scientists, manufacturing and business professionals have applied modern technology to make what we believe will be a breakthrough in the production of natural multi-species human alpha interferon.”

The facility has completed more than $8 million in equipment upgrades such as the new bioreactor systems. The total manufacturing upgrade investment is over $15 million. We anticipate that these Alferon upgrades will accommodate both a much higher volume production capacity and a far more cost effective manufacturing process for the production of Alferon N Injection®, the only FDA-approved natural alpha interferon. These improvements are critical for marketing a cost effective Alferon. The added efficiency integrates bioreactor with continuous flow manufacturing technology throughout the entire process. Hemispherx believes that this “state of the art” technology will lead to lower expense, enhanced yields, real-time monitoring, flexibility for tailored batch sizes, and improved operational safety.

The facility also houses the Company’s Ampligen® manufacturing facility.

The open house will begin with a brief welcome and presentation by Mr. Equels. Afterwards, the Company’s top manufacturing executives will lead small groups on a guided tour. The facility’s processes are confidential and proprietary. Due to security issues all attendees at the Stockholder Open House must RSVP in advance and provide basic personal information to obtain security clearance. Please contact Charles Jones at (305) 987-7418 or cjones@cjonespr.com. No photography will be allowed to protect the company’s novel proprietary manufacturing processes and advanced applied technologies.

About Hemispherx Biopharma
Hemispherx Biopharma, Inc. is a specialty pharmaceutical company headquartered in Philadelphia, Pennsylvania and engaged in the clinical development of new drug therapies based on natural immune system enhancing technologies for the treatment of viral and immune based disorders. Hemispherx’s flagship products include Alferon® N Injection® and the experimental therapeutics Ampligen® and Alferon® LDO. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system, including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases including cancers. Because both Ampligen® and Alferon® LDO are experimental in nature, they are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon® N Injection®), approved for sale in the U.S. and Argentina. The FDA approval of Alferon® N Injection® is limited to the treatment of refractory or recurrent external genital warts in patients 18 years of age or older. The Company’s Alferon N Injection® approval in Argentina includes the use of Alferon N Injection® (under the brand name “Naturaferon”) for use in any patients who fail, or become intolerant to recombinant interferon, including patients with chronic active hepatitis C infection. The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Disclosure Notice
The information in this press release includes certain “forward-looking” statements. While the facility is approved by the FDA under the Biological License Application (“BLA”) for Alferon® and the production of new Alferon® API inventory commenced in February 2015, the facility’s BLA status will need to be reaffirmed by an FDA pre-approval inspection. We will also need FDA’s approval to release commercial product once we have submitted satisfactory stability and quality release data. If and when we obtain a reaffirmation of FDA BLA status, we will need FDA approval as to the quality and stability of the final product to allow commercial sales to resume. The final results of these and other ongoing activities could vary materially from Hemispherx’s expectations and could adversely affect if and when commercial sales of Alferon® will recommence. Any failure to satisfy the FDA regulatory requirements or the requirements of other countries could significantly delay, or preclude outright, approval of an Ampligen® NDA in the United States and other countries. Information contained in this news release, other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, changes in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. The final results of these efforts could vary materially from Hemispherx’s expectations. Findings from animal studies may not correlate with results from humans. Clinical trial data will be necessary to establish human efficacy of Ampligen®

or Alferon® for Ebola virus disease. Although Ampligen® has received EU orphan drug designation, an important step toward commercial approval, clinical trials will be required before a decision on commercial approval can be obtained from the European Commission. No assurances can be given that the EMA will approve Ampligen®/rintatolimod for treatment of EVD.

Forward-Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “plans,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Hemispherx that any of its plans will be achieved. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Hemispherx’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Examples of such risks and uncertainties include those set forth in the Disclosure Notice, above, as well as the risks described in Hemispherx’s filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Hemispherx undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise revise or update this release to reflect events or circumstances after the date hereof.

Important Information
This press release may be deemed to be a solicitation of a proxy by the Company and its management related to the upcoming annual meeting of the Company’s stockholders scheduled to be held on September 16, 2015 (the “Annual Meeting”). The Company has filed a preliminary proxy statement related to the Annual Meeting with the Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement with the SEC. Company stockholders are advised to read such documents when they become available, because they will contain important information. Stockholders may access such documents without charge when they become available at the SEC’s web site (www.sec.gov) and on the Company’s website (http://www.hemispherx.net/content/investor/annualmeeting.asp). They also will be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to the Company in writing at Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 500, Philadelphia, Pennsylvania 19103. Information regarding the security ownership and other interests of the Company’s executive officers and directors is included in the Company’s preliminary proxy statement and will be included in its definitive proxy statement when it is available.